Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations, Presstek
(603) 594-8585 x3559
investorrelations@presstek.com

Presstek Receives NASDAQ Staff Determination Letter

HUDSON, N.H., November 21, 2007 -- Presstek, Inc. (Nasdaq: PRST), a leading manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today announced that, as expected, on November 16, 2007 it received a NASDAQ Staff Determination notifying the Company that the failure to timely file its Form 10-Q for the period ending September 29, 2007 constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c) (14).

As previously announced, the Company is conducting a worldwide inventory review, and in conjunction with an examination of operations directed by the new senior management team, the Company is reviewing receivables from certain distributors in Europe as well as certain European revenue recognition practices. The filing of the Company’s Form 10-Q for the period ended September 29, 2007 has been delayed as a result of these reviews, and the receipt of the NASDAQ Staff Determination was anticipated. The Company intends to file its Form 10-Q for the period ending on September 29, 2007 as soon as practicable.

Pursuant to NASDAQ procedures, the Company has appealed the Staff Determination and requested a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. This hearing request will stay the suspension of trading and delisting of the Company's securities pending the issuance of the Panel's decision. Thus, pending a decision by the Panel, the Company's shares will remain listed under the ticker symbol PRST on The NASDAQ Stock Market. There can be no assurance that the Panel will grant the Company's request for continued listing.

About Presstek

Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI(R), CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, regarding revenue and profitability and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company’s products and resulting revenue; further review and finalization of the Company’s results and subsequent audit review of transaction documentation; the ability of the company to meet its stated financial and operational objectives, the company’s dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company’s Annual Report on Form 10-K and the company’s other reports on file with the Securities and Exchange Commission. The words “looking forward,” “looking ahead,” “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “project(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

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